UNITED STATES SECURITIES & EXCHANGE COMMISSION
                           Washington, D.C.  20549

                               PROXY STATEMENT
      Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.  )

Filed by the Registrant  [X]

Filed by a party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12

                            PIER 1 IMPORTS, INC.
              (Name of Registrant as Specified In Its Charter)


                            PIER 1 IMPORTS, INC.
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                            PIER 1 IMPORTS, INC.
                       301 Commerce Street, Suite 600
                           Fort Worth, Texas 76102


                                                                May 19, 1999


Dear Shareholder:

    On behalf of the Board of Directors and Management, you are cordially invited to attend the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Thursday, June 24, 1999, at the Worthington Hotel, Brazos Room I, 200 Main Street, Fort Worth, Texas. The formal Notice of the Annual Meeting of Shareholders and Proxy Statement are attached. Please read them carefully.

    It is important that your shares be voted at the meeting in accordance with your preference. If you do not plan to attend, please complete the proxy card located in the envelope's address window by indicating your vote on the issues presented and sign, date and return the proxy in the prepaid envelope provided. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                                   Sincerely,


                                   Marvin J. Girouard
                                   Chairman and Chief Executive Officer

                            PIER 1 IMPORTS, INC.
                       301 Commerce Street, Suite 600
                          Fort Worth, Texas  76102

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held June 24, 1999

    The Annual Meeting of Shareholders of Pier 1 Imports, Inc., a Delaware corporation (the "Company"), will be held on June 24, 1999, at 10:00 a.m., local time, at the Worthington Hotel, Brazos Room I, 200 Main Street, Fort Worth, Texas for the following purposes:

      (1) To elect six Directors to hold office until the next Annual Meeting of Shareholders.

      (2) To vote on a proposal to approve the Pier 1 Imports, Inc. 1999 Stock Plan.

      (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Only holders of record of Common Stock at the close of business on May 5, 1999, are entitled to notice of and to vote at the Annual Meeting. A complete list of shareholders entitled to vote will be available for examination at the Company's offices at 301 Commerce Street, Suite 600, Fort Worth, Texas by any Company Shareholder during ordinary business hours for a period of ten days prior to the date of the Annual Meeting.

    To ensure that your vote will be counted, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. Your proxy may be revoked in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.

                                   By Order of the Board of Directors,



                                   J. Rodney Lawrence
                                   Senior Vice President and Secretary
May 19, 1999
Fort Worth, Texas

               PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY,
        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING

                            PIER 1 IMPORTS, INC.
                       301 Commerce Street, Suite 600
                           Fort Worth, Texas 76102
                           ________________________

                               PROXY STATEMENT
                                     For
                       ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held June 24, 1999

    This Proxy Statement is being furnished to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of Pier 1 Imports, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on June 24, 1999, and at any adjournments or postponements thereof. Shareholders representing a majority of the Common Stock outstanding and entitled to vote must be present in person or represented by proxy in order to constitute a quorum to conduct business at the meeting. The Board of Directors has fixed the close of business on May 5, 1999, as the record date for the determination of the Shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, 96,417,736 shares of Common Stock were outstanding and entitled to be voted at the meeting. Each share of Common Stock entitles the registered holder thereof to one vote on each matter submitted to a vote at the meeting.

    All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to the meeting, unless the proxies have been properly revoked prior to voting, will be voted in accordance with the instructions on such proxies. If no instructions are given, proxies will be voted in accordance with the recommendations of the Board of Directors, as noted in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by delivery to the Corporate Secretary of the Company at the Company's principal executive offices at 301 Commerce Street, Suite 600, Fort Worth, Texas 76102 of a written notice of revocation bearing a later date than the proxy, or by duly executing and delivering to the Corporate Secretary a subsequent proxy relating to the same shares, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). The accompanying proxy card also contains instructions on voting by telephone in place of executing and returning the card. Shares voted by telephone may be revoked by providing subsequent telephone voting instructions or by using any method described above for revoking proxies. With regard to all proposals submitted for Shareholder vote, abstentions are not counted as voting for approval of a matter and, therefore, will have the same effect as a vote "against" the matter, even though the Shareholder may interpret such action differently. Votes withheld, including broker non-votes, are neither counted as voting for nor against a matter and, therefore, as to that matter will not be treated as shares present and will be disregarded.

    The accompanying proxy also covers shares of Common Stock held for participants in the Company's Stock Purchase Plan and will serve as voting instructions for the Plan administrators to vote such shares.

    This Proxy Statement and the accompanying proxy are being first sent to Shareholders on May 19, 1999.


                            ELECTION OF DIRECTORS

    Six Directors of the Company are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders of the Company and until their respective successors shall have been elected and qualified. Unless authority to vote for one or more Directors is withheld, proxies will be voted for the election of the persons listed below or, if any such person shall unexpectedly become unable or unwilling to accept nomination or election, for the election of such other person as the Board of Directors may recommend. Directors will be elected by holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote. The persons listed below are Directors of the Company now in office and are nominees for re-election. The Board of Directors recommends a vote "FOR" the nominees.


Nominees for Directors

MARVIN J. GIROUARD

    Marvin J. Girouard, age 59, has served as Chairman and Chief Executive Officer of the Company and has been a member of the Executive Committee since December 1998. He has been a Director of the Company since August 1988. From June 1998 to February 1999, Mr. Girouard served as President and Chief Executive Officer of the Company and from August 1988 to June 1998, Mr. Girouard served as President and Chief Operating Officer. From May 1985 until August 1988, he served as Senior Vice President - Merchandising of Pier 1 Imports (U.S.), Inc., a wholly owned subsidiary of the Company. He is also a Director of Tandy Brands Accessories, Inc. and Brinker International, Inc.


SALLY F. McKENZIE

    Sally F. McKenzie, age 70, has been a Director of the Company since November 1985 and is a member of the Audit Committee. Mrs. McKenzie has served as a civic leader on a local, regional and national basis for more than ten years.


JAMES M. HOAK, JR.

    James M. Hoak, Jr., age 55, has been a Director of the Company since September 1991 and is Chairman of the Executive Committee and Chairman of the Audit Committee. He has served as Chairman of Hoak Capital Corporation since September 1991 and as Chairman of HBW Holdings, Inc. since July 1996. He served as Chairman of Heritage Media Corporation from its inception in August 1987 to its sale in August 1997. From 1971 to 1987, he served as President and Chief Executive Officer of Heritage Communications, Inc. and as its Chairman and Chief Executive Officer from August 1987 to December 1990. From February 1991 to January 1995, he served as Chairman and Chief Executive Officer of Crown Media, Inc. He is also a Director of Dynamex, Inc., PanAmSat Corporation and Texas Industries, Inc.


TOM M. THOMAS

    Tom M. Thomas, age 57, has been a Director of the Company since September 1998 and is Chairman of the Compensation Committee and is a member of the Executive Committee. Mr. Thomas has served as Senior Partner of Thomas, Sheehan & Culp, L.L.P. since 1994.


JOHN H. BURGOYNE

    John H. Burgoyne, age 57, has been a Director of the Company since February 1999 and is a member of the Compensation Committee. Mr. Burgoyne has served as President of Burgoyne and Associates since March 1996. From May 1995 to March 1996 Mr. Burgoyne served as the General Manager of IBM's Travel Industry sector for their Asia Pacific Region. Prior to that time he served as the President and General Manager of IBM China Corporation Ltd.


MICHAEL R. FERRARI

    Michael R. Ferrari, age 59, has been a Director of the Company since February 1999 and is a member of the Audit Committee. Dr. Ferrari has served as Chancellor of Texas Christian University since July 1998 and has served as Professor of Management in the M. J. Neeley School of Business at Texas Christian University since July 1998. From 1985 to 1998, he served as President of Drake University.


Board Meetings, Committees and Fees

    During the last fiscal year, the Board of Directors of the Company met on four occasions and took action by unanimous written consent in lieu of a meeting on two occasions. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and of the Committees on which he or she served.

    Each Director who was not an officer of the Company was paid a fee of $33,000 during the past fiscal year and also received $1,750 for each Board meeting attended, and $750 for each committee meeting attended. Directors receive annual grants of stock options covering 6,750 shares per Director under the Non-Employee Director Stock Option Plan and are eligible to participate in the Company's Stock Purchase Plan by contributing monthly up to the full amount of their Director fees and receiving matching contributions from the Company of 50% of their contributions. Directors of the Company who are employees of the Company serve without compensation for their services as Directors of the Company.

    Executive Committee. The Executive Committee is entitled to exercise all powers of the Board when the Board is not in session to the extent permitted by law and the By-laws. The Executive Committee met on one occasion and took action by unanimous written consent in lieu of a meeting on one occasion during the last fiscal year. Executive Committee members are Directors Hoak (chairman), Girouard and Thomas. During the last fiscal year, the Executive Committee also included former directors Clark A. Johnson and Martin L. Berman.

    The Executive Committee also performs the functions of the nominating committee and is responsible for considering and making recommendations to the Board regarding nominees for election to the Board. The Executive Committee will consider recommendations submitted by Shareholders for nominees for election to the Board.

    Audit Committee. The Audit Committee recommends independent auditors for appointment by the Board and is responsible for reviewing the financial condition of the Company and its internal controls. It also reviews the independent audit and other reports of the independent auditors, actions to be taken thereon by management and the Company's internal audit organization. The Audit Committee held three meetings during the last fiscal year. Audit Committee members are Directors Hoak (chairman), McKenzie and Ferrari. During the last fiscal year, the Audit Committee also included former director Martin L. Berman.

    Compensation Committee. The Compensation Committee establishes and administers incentive-based compensation plans for senior executive officers, administers other benefit plans and reviews and makes recommendations to the Board concerning other compensation policies. The Compensation Committee held three meetings and took action by unanimous written consent on four occasions during the last fiscal year. Compensation Committee members are currently Directors Thomas (chairman), Burgoyne and Gordon. During the 1999 fiscal year the Compensation Committee members were Directors Gordon and Hoak.

Security Ownership of Management

    The following table indicates the ownership on April 1, 1999, of the Company's Common Stock by each Director and nominee, each executive officer named in the Summary Compensation Table, and all Directors and executive officers as a group:

                                 Shares      Percent
                              Beneficially     of
Name                           Owned(1)(2)    Class
----                           -----------   ------
John H. Burgoyne. . . . . . .        969       *
Marvin J. Girouard. . . . . .  1,489,087     1.54%
Craig C. Gordon . . . . . . .     44,873       *
Michael R. Ferrari. . . . . .        831       *
James M. Hoak, Jr.. . . . . .    173,952       *
Clark A. Johnson. . . . . . .    192,939       *
Sally F. McKenzie . . . . . .     19,535       *
Jay R. Jacobs . . . . . . . .     81,318       *
J. Rodney Lawrence. . . . . .    131,812       *
Stephen F. Mangum . . . . . .     56,969       *
Tom M. Thomas . . . . . . . .      4,517       *
Charles H. Turner . . . . . .     65,544       *
All Directors and Executive
  Officers as a Group . . . .  2,688,015     2.75%
------------------
(1) Included in the table are shares acquired through and held by the Company's Stock Purchase Plan. Also included in the table are shares issuable within 60 days of April 1, 1999, to Mr. Girouard (537,767 shares), Mr. Gordon (13,500 shares), Mr. Hoak (48,264 shares), Mr. Johnson (116,250 shares), Mrs. McKenzie (13,500 shares), Mr. Jacobs (56,588 shares), Mr. Lawrence (88,088 shares), Mr. Mangum (31,500 shares), Mr. Turner (39,338 shares) and to all Directors and Executive Officers as a group (266,297 shares), upon the exercise of stock options granted pursuant to the Company's 1980 and 1989 Stock Option Plans. Messrs. Thomas, Burgoyne and Ferrari held no options.

(2) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to his or her shares.

 *   Represents less than 1% of the outstanding shares of such class.

                           EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation with respect to the past three fiscal years for services rendered in all capacities to the Company and its subsidiaries by the former and current Chief Executive Officer, and the four other most highly compensated executive officers. The number of shares of restricted stock and common stock subject to stock options during the 1997 and 1998 fiscal years has been adjusted to reflect the effect of the three for two stock split effected as a stock dividend in July 1998.

                                          Summary Compensation Table
                                        Annual Compensation            Long-Term Compensation
                                 ---------------------------------   ---------------------------
                                                     Other                         Securities      All
    Name and         Fiscal                          Annual          Restricted    Underlying     Other
Principal Position    Year    Salary      Bonus   Compensation(1)  Stock Awards(2)  Options(#) Compensation(3)
------------------   ------  --------   --------  ------------     ---------------  ----------  -----------
Marvin J. Girouard     1999  $725,000   $511,125    $38,220          $   --         100,000     $160,342
Chairman and Chief     1998   600,000    675,000     42,296           481,250       150,000      171,151
  Executive Officer    1997   425,000    478,125     34,652            53,121       312,347      120,769

Clark A. Johnson       1999   700,000    158,190     69,614              --            --         83,617
Former Chairman and    1998   700,000    787,500     55,791           962,500       116,250      118,108
  Chief Executive      1997   625,000    703,125     54,452            93,757       392,378       84,764
  Officer

Stephen F. Mangum      1999   335,000    157,450     33,352              --          30,000          960
Senior Vice President, 1998   315,000    236,250    102,457           231,000        72,000        5,250
  Chief Financial      1997   161,500    120,000     66,399              --          67,500          150
  Officer and
  Treasurer(4)

Charles H. Turner      1999   225,000    105,750     26,207              --          30,000       28,481
Senior Vice President, 1998   195,000    146,250     26,948           231,000        72,000       24,798
  Stores               1997   180,000    110,000     17,693              --          45,000       11,501

Jay R. Jacobs          1999   225,000    105,750     23,012              --          30,000       32,339
Senior Vice President, 1998   185,000    138,750     20,635           231,000        72,000       19,741
  Merchandising        1997   155,000     95,000     18,853              --          45,000       10,563

J. Rodney Lawrence     1999   190,000     71,440     24,246              --          30,000       26,059
Senior Vice President, 1998   180,000    125,000     34,497           231,000        72,000       27,813
  Legal Affairs        1997   172,500    105,000     23,308              --          45,000       27,321

----------------

(1) Includes reimbursements for club dues, automobile expenses, financial planning, medical expenses and moving expenses, if applicable.
(2) Dollar value of restricted stock is computed using the closing price of the Common Stock, on the date of grant of the restricted stock.  Recipients of such restricted stock awards will receive cash dividends paid on such stock.  The restricted stock grants for the 1997 fiscal year to Messrs. Johnson (13,721 shares) and Girouard (7,773 shares) may vest over periods extending up to 10 years.  The restricted stock grants for the 1998 fiscal year to Messrs. Johnson (75,000 shares), Girouard (37,500 shares), Mangum
    (18,000 shares), Turner (18,000 shares), Jacobs (18,000 shares) and Lawrence (18,000 shares) will vest
    25% annually on each of the four anniversaries of the date of grant.  The total amount and the dollar value of restricted stock held at February 27, 1999, were:  Mr. Johnson, 3,430 shares ($29,583); Mr.
    Girouard, 84,825 shares ($731,616); Mr. Mangum, 13,500 shares ($116,437); Mr. Turner, 13,500 shares
    ($116,437), Mr. Jacobs, 13,500 shares ($116,437) and Mr. Lawrence, 39,124 shares ($337,445).
(3) Includes in fiscal year 1999 Company matching contributions under the Company's 401(k) Retirement Plan of
    $3,992 for Mr. Johnson, $5,146 for Mr. Girouard, $4,781 for Mr. Turner, $6,248 for Mr. Jacobs and $5,236
    for Mr. Lawrence; matching contributions under the Company's Benefit Restoration Plan of $44,625 for Mr.
    Johnson, $35,815 for Mr. Girouard, $7,393 for Mr. Turner, $9,784 for Mr. Jacobs and $7,809 for Mr.
    Lawrence; and matching contributions under the Company's Stock Purchase Plan of $35,000 for Mr. Johnson,
    $119,382 for Mr. Girouard, $16,307 for Mr. Turner, $16,307 for Mr. Jacobs and $13,014 for Mr. Lawrence.
    Includes matching contributions under the Company's Stock Purchase Plan during each fiscal year for Mr.
    Mangum.

(4) Mr. Mangum's compensation for fiscal year 1997 reflects employment from August 1996 through the end of the 1997 fiscal year.

    The Company has entered into Post-Employment Consulting Agreements with Messrs. Girouard, Mangum, Turner, Jacobs, Lawrence and three other executive officers (individually, an "Executive"). Upon termination of the Executive's employment by the Company prior to retirement other than for "cause" or by the Executive for "good reason," as defined in the agreements, the Company will retain the Executive as a consultant for a maximum of two years, depending on the Executive's number of years of service as an officer of the Company, and pay a monthly fee equal to one-twelfth of his base salary immediately prior to termination. The Executive will also receive 50% of the Executive's cost for continuing medical and dental insurance coverage. If the Executive enters into employment during the consulting period that provides compensation equal to or greater than the amount of the consulting fees, the Company will pay the Executive an immediate one-time payment in the amount of 50% of the difference between the total fees that otherwise would have been payable during the term of the consulting agreement and the aggregate fees actually paid prior to reemployment. If the Executive enters into employment during the consulting period that provides compensation less than the consulting fees, the Company will reduce the monthly consulting fee by the amount of the monthly compensation for reemployment and at the end of the consulting period will pay the Executive 50% of the difference between the total fees that otherwise would have been payable during the term of the consulting agreement and the aggregate fees actually paid.

    The Company maintains two Supplemental Retirement Plans to aid in attracting and retaining key executives. Messrs. Girouard, Lawrence and one other executive officer participate and are fully vested in a plan which provides that upon death, disability, retirement or other termination (but commencing at retirement age), a participant will receive annual benefits over 15 years (or a discounted lump-sum) which, when added to Social Security retirement benefits, generally equal his vested percentage of 50% of the participant's highest average annual salary and bonus (based on a three-year average), but in no event more than $500,000. If a participant retires after age 65, the percentage of his highest average annual salary and bonus (prior to age 65) used to calculate his benefit is increased above 50% by 5% for each year of service after age 65, but not greater than 65%. All participants in the plan have elected to receive benefits in a lump-sum distribution. Messrs. Mangum, Turner, Jacobs and two other executive officers participate in a different supplemental retirement plan which provides that upon death, disability, retirement or other termination (but commencing at retirement age), a participant will receive an annuity based on annual benefits which, when added to Social Security retirement benefits, generally equal a percentage (calculated as 3% multiplied by the participant's total number of years of service to a maximum of 60%) of the participant's highest average annual salary and bonus (based on a three-year average), but in no event more than $500,000. If a participant retires prior to age 65, the percentage of his highest average annual salary and bonus used to calculate his benefit is reduced by 5% for each year his retirement precedes age 65. Benefits vest for each participant at the rate of 10% per year of participation in the plan. The years of credited service in the plan for Mr. Mangum are 2 years, Mr. Turner, 7 years and Mr. Jacobs, 21 years; and, the years of participation in the plan for Mr. Mangum are 2 years, Mr. Turner, 3 years and Mr. Jacobs, 3 years.

                    Option Grants in the Last Fiscal Year

    The following table sets forth information relating to stock options granted during the fiscal year ended February 27, 1999, to the executive officers named in the Summary Compensation Table.

                     Number of     % of Total
                    Securities       Options
                    Underlying     Granted to      Exercise
                      Options     Employees in       Price      Expiration    Grant Date
Name                Granted(1)     Fiscal Year  (per share)(2)     Date    Present Value(3)
----                ----------     -----------  --------------  ---------- ----------------
Clark A. Johnson          --           -- %           $ --          --         $   --
Marvin J. Girouard     100,000         6.45            8.50      09/17/08       333,000
Stephen F. Mangum       30,000         1.94            8.50      09/17/08        99,900
Charles H. Turner       30,000         1.94            8.50      09/17/08        99,900
Jay R. Jacobs           30,000         1.94            8.50      09/17/08        99,900
J. Rodney Lawrence      30,000         1.94            8.50      09/17/08        99,900

----------------

(1) Options to Messrs. Girouard, Mangum, Turner, Jacobs and Lawrence covering 100,000, 30,000,
    30,000, 30,000 and 30,000, respectively, were granted on September 17, 1998, and become exercisable in annual installments of 25% on each of the four anniversaries of the date of grant.  The administrative committee of the stock option plan may permit an employee to tender previously owned shares to pay the exercise price of an option and may permit an employee to satisfy his income tax withholding obligations up to the minimum statutory rate by the delivery of previously owned shares or the withholding of shares otherwise issuable upon exercise of the option.  Options will terminate at the time of termination of employment if the termination is for "cause" or for resignation without the consent of the Company, or three months after termination in the case of any other termination, or one year after death or disability.
(2) Exercise price is equal to the current market value at the date of grant.
(3) The present value of options on the date of grant was determined using a variation of the
    Black-Scholes option pricing model.  The estimated values under the Black-Scholes option pricing model are based on the following assumptions at the time of grant:  an exercise price equal to the fair market value of the underlying Common Stock; option term of 6 years; interest rate of 4.7%, which represents the interest rate at such option grant date of U.S. treasury securities having a six-year maturity; dividend payment rate of $.12 per share per year; and a volatility factor of 38.6%, which is based on Common Stock prices for a six-year period prior to the date of grant.  For purposes of determining these option valuations, a term of six years was used for the length of the option term rather than the actual 10-year option term.  Six years represents the historical average length of time from grant date to exercise date for all options previously granted by the
    Company.  These assumptions were made as of the time of grant and may or may not be valid assumptions at later points in time.  The actual value, if any, that an executive may realize from the options will be the excess of the market price of the Common Stock on the day of exercising the options over the exercise price of the options. The actual value may or may not be near the value estimated in the table.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

    The following table provides information relating to the exercise of stock options by the executive officers named in the Summary Compensation Table during the last fiscal year, and the number and value of exercisable and unexercisable stock options held by such officers at February 27, 1999. The number of shares of Common Stock have been adjusted to reflect the effect of the three for two stock split effected as a stock dividend in July 1998.

                                                          Number of
                                                         Securities
                                                         Underlying            Value of Unexercised
                                                         Unexercised               In-the-Money
                                                           Options                    Options
                                                     at Fiscal Year-End        at Fiscal Year-End(1)
                                                  ------------------------   -------------------------
                  Shares Acquired    Value
Name                on Exercise   Realized(2)   Exercisable  Unexercisable   Exercisable Unexercisable
-----             --------------  -----------   -----------  -------------   ----------- -------------
Clark A. Johnson      431,414     $2,801,781      129,969           --       $   24,550     $  --
Marvin J. Girouard     49,643        214,756      537,767        220,274      1,335,097      26,412
Stephen F. Mangum      13,500        136,400       31,500        124,500         17,937      57,562
Charles H. Turner        --             --         39,338        124,725         69,749      98,791
Jay R. Jacobs            --             --         56,588        122,362        112,009      86,018
J. Rodney Lawrence       --             --         88,088        124,725        273,596      98,791

-----------------

(1) Computed as the difference between the option exercise prices and $8.625 (the closing price of the Common Stock at fiscal year-end).

(2) Computed as the difference between the option exercise prices and the closing market price of the
    Common Stock at the date of exercise.

Board of Directors Compensation Committee Report on Executive Compensation

     The Compensation Committee, which is composed entirely of independent, non-employee directors, establishes and administers incentive-based compensation plans for the senior executives, who are the Chief Executive Officer and the Chief Operating Officer, and recommends to the Board of Directors other compensation for the senior executives and compensation for such other officers as the Compensation Committee deems appropriate. The Compensation Committee from time to time retains an independent consultant to assist the Committee in determining compensation levels and programs.

     The Company's overall management compensation philosophy reflects a strong incentive orientation with an aim that more than half of potential senior executive compensation result from performance-based compensation plans. In addition to base salary, executive compensation can include annual bonus, stock options, restricted stock, benefits and perquisites. As management responsibility increases, a greater portion of the executive's compensation is directed toward performance-based programs with larger percentages of potential compensation related to the price of the Company's Common Stock. These incentive programs involve short-term bonus plans to reward annual performance and long-term, stock-based plans to reward the enhancement of shareholder value.

     Section 162(m) of the Internal Revenue Code generally prohibits publicly held companies such as the Company from deducting from corporate income all compensation paid to the chief executive officer or any of the four other most highly compensated officers that exceeds for each officer $1,000,000 during the tax year. Qualifying performance-based compensation paid pursuant to plans approved by shareholders will not be subject to this deduction limitation. It is the intent of the Compensation Committee to take reasonable measures to obtain full corporate tax deductions for compensation paid to the Company's executive officers. In this connection, the Compensation Committee intends for awards under the Senior Management Annual Bonus Plan and the Company's Employee Stock Option Plan to qualify for the performance-based compensation exclusion applicable to the deduction limitation.

     Base salary levels of senior executive officers are reviewed annually by the Compensation Committee. Salaries are based primarily upon Company growth and individual performance of the executive during the preceding year. The Compensation Committee considers the factors it deems relevant, but does not assign specific weights to different factors. During the 1999 fiscal year, the salary for the office of the Chief Executive Officer increased by $25,000 to $725,000.

     During the 1999 fiscal year, the Company maintained an annual bonus plan for senior executives and other employees that paid bonus awards based on the attainment of budgeted levels of pretax income, excluding certain non-recurring items. The Compensation Committee believes that pretax operating income is the main determinant for establishing shareholder value. The target bonus for the Chief Executive Officer was 75% of base salary for fiscal 1999 pretax income attaining a level 16% higher than pretax income for the prior year. The plan provided for a minimum bonus of 15% of base salary for pretax income increasing 3% over the prior year and a maximum bonus of 113% of base salary for pretax income increasing 25% over the prior year.
The target bonus amounts for other plan participants were set at from 10% to 50% of each participant's base salary, depending on the level of responsibility of the participant, and reflected the average for bonus targets from a broad spectrum of comparable size companies. In fiscal 1999, the Chief Executive Officer earned a bonus of $511,125.

     Long-term incentives are provided through the grant of stock options. Under the stock option plan, executives and other key employees may be awarded options to purchase Company stock, which in the past have always been at a purchase price of fair market value on the date of grant. Awards under the stock option plan are designed with the intention of promoting the success of the Company and retention of the executive with the Company in a manner that produces value to the employee only when there is a corresponding increase in value to all shareholders. In the past, restricted stock awards were made to senior executives in conjunction with granting of stock options; however, this practice was discontinued in fiscal year 1999. Executives may vote and receive dividends on unvested restricted stock.

     Long-term incentives for the senior executives have been awarded in a combination of stock option and restricted stock awards. Restricted stock has been awarded only at the time of the granting of stock options and subject to restrictions that the Compensation Committee established at the time of the award. Rights to transfer the restricted stock by the executive vest only upon the satisfaction of all restrictions. For the past five years, the Company has awarded annually stock options to the Chief Executive Officer and the Chief Operating Officer and restricted stock awards were granted in conjunction with the grant of stock options to the Chief Executive Officer and Chief Operating Officer in each of the first four years of the five year period. All stock options were granted with exercise prices of market value at the dates of grant, and the restricted stock was awarded in amounts generally representing 25% of the shares subject to stock options. The Compensation Committee, however, has determined to discontinue the use of restricted stock as part of long-term compensation and will award restricted stock in the future only in exceptional circumstances. The amount of awards to each executive were determined to reward the executive for Company and stock performance and to provide incentives for the executive to remain with the Company. The number of currently held options by each executive was not considered in making stock option and restricted stock awards. During the 1999 fiscal year, the Chief Executive Officer was granted an option to purchase 100,000 shares under the stock option plan.

                                                  COMPENSATION COMMITTEE

                                                      Craig C. Gordon
                                                     James M. Hoak, Jr.


Company Stock Performance Graph

     The following graph provides an indicator of the percentage change during the Company's last five fiscal years of cumulative total shareholder return, assuming the reinvestment of dividends, of the Company's Common Stock, the S&P 500 Index, the S&P Retail Stores Composite Index and the peer group, consisting of 13 retail companies. Each index is weighted by market capitalization of the constituent companies. The S&P Retail Stores Composite Index will replace the peer group to compare total shareholder return. The Company believes that the S&P Retail Stores Composite Index is more appropriate for comparison than the peer group. The peer group was established in 1992 as part of a prior executive bonus plan, which is no longer used by the Company. The peer group currently has no other significance within the Company.

                         1994 1995 1996 1997 1998 1999
                         ---- ---- ---- ---- ---- ----
Pier 1 Imports, Inc.     100  114  162  216  503  246

S&P 500 Index            100  107  145  182  246  295

Peer Group               100  89   92   119  211  384

S&P Retail Stores
Composite Index          100  91   101  124  190  279

     The companies comprising the peer group are The Bombay Co., Inc., Charming Shoppes, Inc., Dayton Hudson Corporation, Dillard Department Stores, Inc., The Gap, Inc., The Home Depot, Inc., The Limited, Inc., Michaels Stores, Inc., Nordstrom, Inc., The Sherwin-Williams Company, Toys "R" Us, Inc., Wal-Mart Stores, Inc., and Walgreen Co.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners during the last fiscal year were observed.


                   PROPOSAL TO APPROVE THE 1999 STOCK PLAN

     Subject to approval of the Company's Shareholders, the Board of Directors approved the adoption of the Pier 1 Imports, Inc. 1999 Stock Plan (the "Plan"). The Plan will replace the Company's two expiring stock option plans, which are the 1989 Employee Stock Option Plan and the 1989 Non-Employee Director Stock Option Plan. In connection with adoption of the Plan, the Board of Directors terminated the Company's Restricted Stock Grant Plan, under which 921,960 shares had been available for grant as restricted stock. The text of the Plan, which is summarized below, is included as Appendix A to this Proxy Statement, and this summary is qualified by reference to the Plan.

     The purpose of the Plan is to promote the acquisition by directors and certain employees of the Company and its subsidiaries of a proprietary interest in the Company through ownership of the Company's Common Stock. This ownership is intended to encourage employees to remain with the Company and to attract other qualified persons to become employees and directors. The Plan provides for the awarding of options to purchase shares of Common Stock to directors, officers and other key employees of the Company and its subsidiaries. Approximately 200 persons will be eligible to participate in the Plan.

     The Plan will be administered by the Compensation Committee of the Board of Directors. The Committee will interpret the Plan and make all determinations to administer the Plan. The Committee will determine the participants to be granted options, the options granted to the participants, vesting provisions and other terms of each option. Options may be granted at not less than fair market value of the Common Stock on the date of grant.

     The Plan provides for the granting of options to directors and employees and the issuance of deferred stock units to outside directors. A maximum of 7,000,000 shares of Common Stock may be issued under the Plan, of which not more than 250,000 may be issued in exchange for deferred stock units. No person may be issued options covering more than 1,750,000 shares. For purposes of determining the number of shares available for issuance under the Plan, only net shares issued are counted as issued. Therefore, net shares would exclude shares delivered or withheld for payment of exercising an option or for payment of tax withholding and would exclude shares remaining subject to options which expire or are terminated. Options may be either incentive stock options authorized under Section 422 of the Internal Revenue Code or non-qualified options which do not qualify as incentive stock options.

     The term of each option will be fixed by the Committee, but may not be longer than 10 years from the date of grant. The exercise price of each option will be determined by the Committee, but may not be less than the fair market value of the Common Stock on the date of grant. Each option will be exercisable at the times and subject to any conditions established by the Committee, and unless otherwise determined by the Committee all options will vest upon a change in control of the Company, as defined in the Plan. The exercise price will be paid in cash or, if permitted by the Committee, in Common Stock previously owned by the option holder. The Committee may provide the option holder with the right to satisfy any minimum withholding tax obligation by delivery of previously owned shares or withholding shares otherwise issuable upon exercise of the option. In the event of a stock dividend or stock split, the number of shares subject to outstanding options will be proportionately increased and the exercise price proportionately decreased, unless the Committee determines otherwise. The number of shares available under the Plan and maximum number of shares issuable to one person will also be proportionately increased, unless the Committee determines otherwise. In the event of a combination of shares, recapitalization, reclassification, merger or other similar capital or corporate structure change, the Committee may adjust the terms of outstanding options, the number of shares available under the Plan, the maximum number of shares issuable to one person and other provisions of the Plan.

     Upon the death or disability of an option holder, all options held by that person will become fully exercisable and terminate after one year. Upon the resignation of a director or of an employee with the consent of the Company, the person's options will terminate three months after the resignation. Upon retirement, a holder's options will become fully exercisable and terminate three years later or, if earlier, at the expiration date of the option. In the event of any other termination of employment of an option holder, all options held by that person will immediately terminate.

     The Plan provides for participation by outside directors in a deferred stock program, as that program may be instituted, amended or suspended at any time by the Board of Directors. The Plan permits the deferral of part or all of each director's cash fees into a deferred stock account maintained by the Company. The number of deferred stock units would be based on the amount of cash fees deferred and the market value of the Common Stock on the date of deferral. After the termination of a director's membership of the Board of Directors, the deferred stock units would be exchanged into Common Stock and delivered to the departing director. Under the deferred stock program, all or part of the cash fees otherwise payable to directors may be deferred at the election of each director. Elective deferrals will be credited as deferred stock units at the rate of 150% of the cash fees deferred. Deferred stock units will be credited with dividends paid on the Common Stock.

     The Plan will terminate 10 years after its adoption by Shareholders.
The Board of Directors may at any time suspend or terminate the Plan or amend the Plan in any respect; except that without Shareholder approval no amendment may increase the maximum number of shares subject to the Plan, increase the maximum number of shares covered by options that may be granted to one person, change the class of employees eligible to receive options or decrease the minimum option exercise price at which options may be granted.

Federal Income Tax Consequences

     No taxable income will be realized by a participant upon the grant of a non-qualified stock option. Upon exercise, the excess of the fair market value of the shares at the time of exercise over the option exercise price for the shares will generally constitute taxable compensation. The Company or a subsidiary will be entitled to a deduction for such compensation income, assuming any federal income tax withholding requirements are satisfied. Upon disposition of the shares acquired upon exercise, any appreciation (or depreciation) in the stock value after the date of exercise will be treated as capital gain (or loss).

     No taxable income will be recognized by a participant upon the grant or exercise of an incentive stock option, assuming there is no disposition of the option shares within two years after the option was granted or within one year after the option was exercised (the "holding period"), and providing that the participant has been employed by the Company or one of its subsidiaries from the date of grant to a date that is not more than three months before the date of exercise. The exercise of an incentive stock option, however, could result in an item of tax preference for purposes of the alternative minimum tax. The sale of incentive stock option shares after the holding period at a price in excess of the participant's adjusted basis, which is ordinarily the option exercise price, will constitute capital gain to the participant. Neither the Company nor any subsidiary will be entitled to a federal income tax deduction by reason of the grant or exercise of an incentive stock option or the sale of the shares. If incentive stock option shares are sold by the participant prior to the expiration of the holding period, generally the participant will have compensation income taxable in the year of the sale in an amount equal to the excess of the fair market value of the shares at the time of exercise of the option (or, if less, the amount received upon the sale) over the option exercise price for the shares. The Company or a subsidiary will be entitled to a deduction for that compensation income, assuming any federal income tax withholding requirements are satisfied.

     Adoption of this Proposal requires approval by the affirmative vote of holders of a majority of the shares of Common Stock voting on this Proposal if holders of a majority of the outstanding shares of Common Stock vote on the Proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL


                               OTHER BUSINESS

     No other matters are scheduled to be presented for action at the meeting other than the matters described in this Proxy Statement. If any other business should properly come before the meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

Relationship with Independent Auditors

     The Board of Directors of the Company annually selects independent public accountants to serve as auditors for the upcoming fiscal year. The Board plans to select auditors for the 2000 fiscal year at the meeting of the Board of Directors which follows the Annual Meeting of Shareholders.

     The Board of Directors appointed Ernst & Young LLP as auditors for the Company for fiscal year 1999. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from Shareholders.

Shareholder Proposals for 2000 Annual Meeting

     The date by which Shareholder proposals must be received by the Company for inclusion in the Proxy Statement for the 2000 Annual Meeting of Shareholders is January 19, 2000.

     A Shareholder desiring to bring a matter before the 2000 Annual Meeting of Shareholders that will not be contained in the Proxy Statement, including the nomination of an individual for election as a director, must comply with the advance notice provisions of the Company's By-laws. The By-laws require that notice of the matter must be received by the Company no earlier than March 26, 2000, and no later than April 25, 2000. The Secretary of the Company may be contacted to obtain the specific information regarding the matter that must be provided to the Company with the advance notice.

Proxy Solicitation

     The cost of soliciting proxies will be borne by the Company. The services of Kissel-Blake will be employed for the purpose of facilitating the solicitation. The fees of Kissel-Blake in this connection will be borne by the Company and are not expected to exceed $7,500 plus mailing and delivery expenses. In addition to solicitations by mail, officers and regular employees of the Company may solicit proxies personally and by telephone or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket and clerical expenses.

                           YOUR VOTE IS IMPORTANT

     You are encouraged to let us know your preference by completing and returning the enclosed proxy card.


                                        J. Rodney Lawrence
                                             Secretary

May 19, 1999

                                                                   Appendix A

                            PIER 1 IMPORTS, INC.

                               1999 STOCK PLAN


     1. Purpose. The purpose of the Plan is to advance the Company's interests by encouraging certain employees of the Company and its subsidiaries and non-employee directors of the Company to acquire a proprietary interest in the Company through ownership of Common Stock. Such ownership is intended to encourage employees to remain with the Company and to help attract other qualified persons to become employees and directors.

     2. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to grant Options under the Plan, and the Committee is authorized to interpret the Plan and the Options, to prescribe, amend and rescind rules and regulations relating to the Plan and the Options, and to make other determinations necessary or advisable for the administration of the Plan. The Committee is also authorized to administer the Director Deferred Stock Program. All of such determinations shall be conclusive and binding on all persons. The Committee shall act pursuant to a majority vote or by unanimous written consent. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any grant thereunder.

     3. Eligibility. Options may be granted under the Plan to Non-Employee Directors and to key employees of the Company or any of its Subsidiaries as the Committee shall determine from time to time.

     4. Types of Options. Options granted pursuant to the Plan may be either Incentive Stock Options or non-qualified Options not so qualifying under the Code. It is the intent of the Company that non-qualified stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction be interpreted in order to effectuate such intent.

     5. Stock Subject to the Plan. The aggregate number of Shares that may be issued or sold under Options or delivered in exchange for Deferred Stock Units pursuant to the Plan shall not exceed 7,000,000 Shares, of which not more than 250,000 Shares may be issued in exchange for Deferred Stock Units; provided, that additional Shares above such maximum amount may be issued in exchange for Deferred Stock Units that shall have been credited to any Deferred Stock Account solely as a result of dividends or adjustments pursuant to Section 8(d) or 8(e) hereof; and provided, further, that no person shall be granted Options under the Plan covering an aggregate of more than 1,750,000 Shares. Shares may be either authorized but unissued shares of Common Stock or issued shares of Common Stock that shall have been reacquired by the Company. The aggregate number of Shares issuable under the Plan and to one person shall be subject to adjustment as provided in Section 9 hereof. For purposes of calculating the maximum number of Shares of Common Stock which may be issued under the Plan, Shares shall include only net Shares issued upon exercise of Options and, accordingly, shall exclude Shares delivered or withheld for payment of Option exercises or for tax withholding and shall exclude Shares remaining subject to Options which expire or are terminated for any reason.

     6. Non-transferability of Options. Except as otherwise authorized by the Committee, in its discretion, and expressly provided in the Option agreement pursuant to which an Option is granted, no Option shall be transferable except by will or the laws of descent and distribution.

     7. Options. The Committee shall have the power, subject to the limitations contained in the Plan, to prescribe the terms and conditions of any Option granted hereunder. Each Option shall be evidenced by an agreement in such form as the Committee shall from time to time determine, which agreement shall contain such terms and conditions not inconsistent with the Plan as the Committee, in its sole discretion, may prescribe. Options shall be subject to the following provisions:

          (a) Allotment of Shares; Option Price. The Committee shall determine the total number of Shares subject to each Option under the Plan. The Option exercise price for the Shares subject to each Option shall be determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock on the date of grant.

          (b) Duration of Options. Except as otherwise set forth herein, Options shall expire after such term as the Committee shall determine. No option shall be exercisable after the expiration of 10 years from the date of grant.

          (c) Exercise of Options. Each option granted under the Plan shall be exercisable from time to time as the Committee shall determine. No option shall be exercised for fewer than 100 Shares unless the remaining Shares that have become so purchasable are fewer than 100 Shares. In the event of the retirement, death or disability of an Optionee, or in the event of a Change in Control (as hereinafter defined), all Options granted to such Optionee shall immediately become fully exercisable to the extent of all Shares then covered by such Options, except that in the case of a Change in Control only if the Board of Directors shall not have determined otherwise prior to such Change in Control. A "Change in Control" shall mean any of the following events:

               (i) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation or other entity following the effective date of such merger or consolidation;

               (ii) the acquisition or holding of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange
          Act) of securities of the Company representing in the aggregate 30% or more of the total combined voting power of the Company's then issued and outstanding voting securities by any person, entity or group of associated persons or entities acting in concert, other than any employee benefit plan of the Company or of any Subsidiary or any entity holding such securities for or pursuant to the terms of any such plan;

               (iii) the election of members of the Board of Directors at a meeting of stockholders or by written consent, the majority of which were not nominated by the Board of Directors;

               (iv) the sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly owned Subsidiary; or

               (v) the approval by the stockholders of the Company of any plan or proposal for the liquidation of the Company or its Subsidiaries, other than into the Company.

          (d) Payment for Shares. The purchase price of each Share purchased upon the exercise of any Option shall be paid in full at the time of such purchase, and a stock certificate representing Shares so purchased shall be delivered to the person entitled thereto. Until the stock certificate for such Shares is issued in the Optionee's name, the Optionee shall have no rights of a stockholder. Payment may be made in whole or in part in cash or, if the Committee so permits, in Common Stock owned by the Optionee without restriction for the preceding six months valued at Fair Market Value on the date preceding the date the Option is exercised. The Committee may permit an Optionee to pay the purchase price by irrevocably authorizing a third party to sell Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the purchase price and any tax withholding resulting from the exercise of the Option. It shall be a condition to the performance of the Company's obligation to issue or transfer Shares upon exercise of an Option that the Optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer upon such exercise. The Committee may provide the Optionee with the right to satisfy minimum required federal or state tax withholding obligations by delivery of previously owned shares of Common Stock or electing the withholding of Shares otherwise issuable upon exercise of a non-qualified Option, the Fair Market Value of which does not exceed the amount to cover the minimum required federal and state tax withholding obligations incurred in connection with the exercise of the Option.

          (e) Termination of Options. Unless otherwise provided in an Option agreement or otherwise agreed to by the Committee:

               (i) upon the death or Permanent Disability of an Optionee, any Option granted to the Optionee shall become fully exercisable to the extent of all unexercised Shares pertaining to such Option, and may be exercised by the Optionee, or in the case of death, by the Optionee's estate or a person who acquires the right to exercise such Option by bequest, inheritance or transfer (if transferability were specifically provided for in the Option agreement) until the earlier of (I) the remaining Option Term and
          (II) the first anniversary of such death or disability;

               (ii) upon the Retirement of an Optionee, any Option granted to the Optionee may be exercised by the Optionee to the extent exercisable on the date of such retirement until the earlier of (I) the remaining Option Term and (II) the third anniversary of such retirement;

               (iii) upon the resignation or expiration of the term of office of a director who does not stand for re-election, or upon the resignation of an employee with the consent of the Company, any Option granted to the Optionee may be exercised by the Optionee to the extent exercisable on the date of such resignation or expiration of term of office until the earlier of (I) the remaining Option Term and (II) the 91st day following such resignation or expiration; provided, that in the event of the death of the Optionee after such resignation or expiration but prior to the end of such period of exercisability, the period during which the Option may be exercised shall be extended until the earlier of (I) the remaining Option Term and (II) the first anniversary of such resignation or expiration; and

               (iv) upon termination of an Optionee's employment, other than as provided in subsections 7(e)(i), (ii) or (iii), all Options granted to the Optionee shall terminate immediately at such termination of employment.

     Options granted under the Plan shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or any of its Subsidiaries. The Option agreement may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence. Cessation of any corporation's relationship with the Company as a Subsidiary shall constitute a "termination of employment" hereunder as to individuals employed by that corporation.

     8. Director Deferred Stock Program. Each Non-Employee Director shall be eligible to participate in the Director Deferred Stock Program through deferral of part or all of such director's cash compensation into Deferred Stock Units, as participation in such program shall be provided for by the Board of Directors from time to time.

          (a) Deferred Stock Account. Subject to the availability of Shares under the Plan, the Board of Directors may in its discretion provide that part or all of the compensation of Non-Employee Directors otherwise payable in cash to each Non-Employee Director be payable, either mandatorily and/or at the election of each Non-Employee Director, in Deferred Stock Units. Deferred Stock Units shall be held in a Deferred Stock Account for each Non-Employee Director in accordance with the provisions of the Director Deferred Stock Program.

          (b) Mandatory Deferral. To the extent any cash compensation to a Non-Employee Director shall be mandatorily payable in Deferred Stock Units, in lieu of paying such compensation in cash the Company shall credit the Deferred Stock Account for each Non-Employee Director the number of Deferred Stock Units equal to the quotient of the amount of cash to be deferred divided by the Fair Market Value per share of Common Stock on the date of credit.

          (c) Elective Deferral. To the extent provided in the Director Deferred Stock Program, each Non-Employee Director may elect to defer all or part of his eligible cash compensation relating to the forthcoming year by filing, not later than the date of the Company's annual meeting of stockholders, an irrevocable election with the Company on a form provided for that purpose. The election shall be effective for compensation payable for services rendered during the year commencing the day after the Company's annual meeting of stockholders. The election form shall specify an amount to be deferred in increments of $1,000. In lieu of paying such elected amount of compensation, the Company shall credit the Deferred Stock Account of each Non-Employee Director electing a deferral the number of Deferred Stock Units equal to the product of 1.5 multiplied by the amount of compensation elected for deferral, divided by the Fair Market Value per share of Common Stock on the date of credit.

          (d) Dividends. Each time a dividend shall be paid on Common Stock, other than a dividend of capital stock of the Company, each Deferred Stock Account shall be credited with additional Deferred Stock Units equal to the product of the dividend payment amount (or, if other than in cash, the fair market value thereof) per share multiplied by the number of Deferred Stock Units credited to the Deferred Stock Account as of the record date for the dividend, divided by the Fair Market Value of the Common Stock on the dividend payment date.

          (e) Adjustments. In the event of a stock dividend, stock split or combination of shares of Common Stock, recapitalization, reclassification, merger or other similar capital or corporate structure change of the Company, then the number and the rights and privileges of Deferred Stock Units in each Deferred Stock Account shall be adjusted in a like manner as if the Deferred Stock Units had been issued and outstanding shares of Common Stock at the time of such occurrence.

          (f) Payment. The balance of each Non-Employee Director's Deferred Stock Account shall be paid to such director on the first of the month following the 90th day after such director terminates his position as a Non-Employee Director. Each Deferred Stock Unit shall be exchanged for a whole share of Common Stock. Any fractional Deferred Stock Unit shall be paid in cash based on the Fair Market Value of the Common Stock on the date of such termination.

          (g) Non-Assignability. The right of a Non-Employee Director or any person claiming under such director to receive payments from any Deferred Stock Account may not be assigned, transferred, pledged, anticipated, commuted or encumbered except by will or the laws of descent and distribution, nor shall a Deferred Stock Account be subject to seizure for payment of any debts or judgment of any Non-Employee Director or any person claiming through or under such director.

     9. Adjustments. In the event of a stock dividend or stock split, unless the Committee shall determine otherwise, (i) the number of Shares at the time of such stock dividend or stock split issuable under the Plan pursuant to Options or in exchange for Deferred Stock Units, (ii) the limitation on the maximum number of Shares underlying Options that may be granted to one person and (iii) the number of Shares subject to any outstanding Option shall each be increased in direct proportion to the increase in the number of shares of Common Stock by reason of such stock dividend or stock split, and the exercise price per Share of any outstanding Option shall be proportionately decreased; provided that the adjusted number of Shares shall always be a whole number with any fractional Shares being deleted therefrom. In the event of a combination of shares, recapitalization, reclassification, merger or other similar capital or corporate structure change of the Company, the Committee may, in its discretion, adjust (i) the number of Shares at the time of such change issuable under the Plan pursuant to Options or in exchange for Deferred Stock Units, (ii) the limitation on the maximum number of Shares underlying Options that may be granted to one person, (iii) the number of Shares subject to any outstanding Option and/or the exercise price thereof and (iv) such other provisions of the Plan or outstanding Options that the Committee determines to be appropriate or advisable, including without limitation, changing the security into which the Option is exercisable, terminating the Option with prior notice to the Optionee, and exchanging the Option for cash, another option or other security.

     10. Effective Date; Stockholder Approval; Term. The Plan shall become effective on the date of the last to occur of the (i) adoption of the Plan by the Board of Directors and (ii) approval of the Plan, within 12 months of such adoption, by the holders of a majority of the Common Stock present and voting on the Plan at a duly held meeting of stockholders if holders of a majority of the outstanding Common Stock vote on the proposal. No Option shall be granted after the 10th anniversary of the Plan's effective date (or, if earlier, the 10th anniversary of the adoption of the Plan in the case of an Incentive Stock Option) or the earlier suspension or termination of the Plan in accordance with its terms. The Plan shall terminate on the 10th anniversary of the Plan's effective date or on such earlier date as it may be terminated under the provisions of Section 11 hereof; provided that each Option granted prior to such date shall remain in effect in accordance with its terms and each Deferred Stock Account shall be credited with dividends and subject to adjustment until full payment of such Deferred Stock Account.

     11. Amendment or Discontinuance of the Plan. The Board of Directors may, insofar as permitted by law and subject to the limitations contained in the Plan, at any time or from time to time, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that, without appropriate approval of the stockholders of the Common Stock, no such revision or amendment shall increase the maximum number of Shares subject to the Plan, increase the maximum number of Shares covered by Options that may be granted to one person, change the designation of the class of employees eligible to receive options or decrease the minimum exercise price at which Options may be granted.

     12.  Applicable Laws or Regulations and Notification of Disposition.
The Company's obligation to sell and deliver Shares under an Option is subject to such compliance as the Company deems necessary or advisable with federal and state laws, rules and regulations applying to the authorization, issuance, listing or sale of securities. The Company may also require in connection with any exercise of an Incentive Stock Option that the Optionee agree to notify the Company when making any disposition of the Shares, whether by sale, gift, or otherwise, within two years of the date of grant or within one year of the date of exercise.

     13. No Employment Right, No Obligation to Exercise Option. Nothing contained in the Plan, or in any Option, shall confer upon any Optionee any right to continued employment by the Company or any of its Subsidiaries or to continued membership on the Board of Directors of the Company or limit in any way the right of the Company or any of its Subsidiaries to terminate the Optionee's employment at any time.

     14. No Implied Rights. No person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary. Rights conferred under the Plan are solely contractual rights to Shares, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary.

     15. Definitions. As used in this Plan, the following definitions shall apply:

          (a) "Board of Directors" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean the Compensation Committee of the Board of Directors or, in the case of granting an Option and determining its terms and conditions, the Board of Directors, if the Board of Directors so determines.

          (d) "Common Stock" shall mean the Company's common stock, par value $1.00 per share.

          (e)  "Company" shall mean Pier 1 Imports, Inc. or any successor.

          (f) "Deferred Stock Account" shall mean an appropriate bookkeeping account or record maintained by the Company denominated in Deferred Stock Units for the sole purpose of measuring and determining the number of shares of Common Stock to be delivered to the Non-Employee Director in exchange for Deferred Stock Units. The Deferred Stock Account shall not constitute or be treated as an escrow or trust fund of any kind, but shall constitute an unfunded, unsecured liability of the Company to make payments in accordance with the provisions of the Director Deferred Stock Program. The Non-Employee Director shall not be entitled to redeem, exchange or otherwise receive any amount from the Deferred Stock Account except as provided in the Director Deferred Stock Program.

          (g) "Deferred Stock Unit" shall mean a unit of credit of the Deferred Stock Account representing one share of Common Stock. If the Company shall declare and pay a dividend on the Common Stock in capital stock other than Common Stock or the Company shall engage in a recapitalization, reclassification, merger or other transaction to change the capital or corporate structure of the Company, then in accordance with Section 8(e) hereof, Deferred Stock Units shall represent such other capital stock in place of or in addition to Common Stock, and references to Common Stock with respect to Section 8 hereof shall in addition mean, as appropriate, such other capital stock. In such an event, a Deferred Stock Account may be denominated in separate classes of Deferred Stock Units representing different classes of capital stock. In any calculation of Deferred Stock Units to be credited to a Deferred Stock Account, the number of Deferred Stock Units shall be rounded to the nearest one-hundredth of a unit.

          (h) "Director Deferred Stock Program" shall mean the program of the Company authorized in Section 8 hereof and as specifically instituted, amended or suspended from time to time by the Board of Directors.

          (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (j) "Fair Market Value" shall be the applicable day's closing sales price of the security as reported for consolidated transactions on the principal exchange on which such security is listed or admitted to trading, or, if no sales occur on that date, the price on the most recent trading day prior thereto, or, if the security is not listed or admitted to trading on a national securities exchange, the average of the highest bid and lowest ask prices on such day as reported by the National Association of Securities Dealers or a comparable service.

          (k) "Incentive Stock Option" shall mean a stock option qualifying under Section 422 of the Code.

          (l) "Non-Employee Director" shall mean a member of the Board of Directors of the Company who is not an officer or employee of the Company or any Subsidiary.

          (m) "Option" shall mean a non-qualified stock option or an Incentive Stock Option granted pursuant to the Plan.

          (n)  "Optionee" shall mean a holder of an Option.

          (o) "Option Term" shall mean the period during which an Option may be exercised, which shall be 10 years from the date of grant thereof unless a shorter period is provided by the Committee or by a provision of the Plan.

          (p) "Permanent Disability" shall mean long-term disability as defined in the Company's employee long-term disability plan.

          (q)  "Plan" shall mean the Pier 1 Imports, Inc. 1999 Stock Plan.

          (r) "Retirement" shall mean (i) as to an employee, the separation from employment, other than by the Company for cause, after the earlier of (I) completing 15 years of service with the Company or any Subsidiary and attaining age 55 or (II) attaining age 65, and (ii) as to a director, ceasing to be a member of the Board of Directors, other than by reason of death, disability or removal from office, after attaining age 70.

          (s) "Shares" shall mean shares of Common Stock subject to Options or deliverable in exchange for Deferred Stock Units pursuant to the Plan.

          (t) "Subsidiary" shall mean any corporation or other entity of which at least 50% of the voting securities are owned directly or through one or more Subsidiaries.

                                 APPENDIX B

                            PIER 1 IMPORTS, INC.
                       301 Commerce Street, Suite 600
                           Fort Worth, Texas 76102
                                    PROXY

     Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders, June 24, 1999

     The undersigned hereby appoints MARVIN J. GIROUARD, MARK L. HART, JR. and J. RODNEY LAWRENCE, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of the Common Stock of Pier 1 Imports, Inc. held of record by the undersigned on May 5, 1999, at the annual meeting of shareholders to be held at 10:00 a.m. local time on June 24, 1999 at the Worthington Hotel, Brazos Room I, 200 Main Street, Fort Worth, Texas, and any adjournment thereof.

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the directors nominated, and "FOR" the proposal to approve the Pier 1 Imports 1999 Stock Plan.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card or vote by telephone.


(Continued and to be signed and dated on the reverse side)

-----------------------------------------------------------------------------
                                Please mark your votes as
                                indicated in this example [x]


Proposal 1.         Election of Directors

FOR all nominees [ ]     WITHHOLD AUTHORITY to vote   [ ]   *EXCEPTIONS [ ]
listed below             for all nominees listed below

Nominees: 01 Marvin J. Girouard, 02 Sally F. McKenzie, 03 James M. Hoak, Jr., 04 Tom M. Thomas, 05 John H. Burgoyne and 06 Michael R. Ferrari

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space below.)

*Exceptions _______________________________________________________________

Proposal 2.         Proposal to approve the Pier 1 Imports 1999 Stock Plan

        FOR  [ ]      AGAINST  [ ]      ABSTAIN  [ ]

Proposal 3.         In their discretion, the Proxies are authorized to vote
                    as described in the Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.


Change of Address and/or [ ]    Please date, sign and return promptly in the
Comments Mark Here              enclosed envelope.




Signature___________________ Signature_____________________ Date_____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-----------------------------------------------------------------------------
                            TO VOTE BY TELEPHONE

           YOUR VOTE IS IMPORTANT! - YOU CAN VOTE BY TELEPHONE OR
              BY MAILING BACK YOUR SIGNED AND DATED PROXY CARD

TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day-7days a week
  There is NO CHARGE to you for this call. - Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

OPTION 1:  To vote as the Board of Directors recommends on ALL proposals, press 1.

                  When asked, please confirm by Pressing 1.


OPTION 2:  If you choose to vote on each proposal separately, press 0.  You will hear these instructions:

           Proposal 1 -  To vote FOR ALL nominees, press 1; to WITHHOLD FOR
                         ALL nominees, press 9

                         To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions

           Proposal 2 -  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                  When asked, please confirm by Pressing 1.

NOTE:  IF YOU VOTE BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY
CARD.

                            THANK YOU FOR VOTING.